Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Robb Kristopher
Vice President, Investor Relations	Director, Corporate Communications
and Treasurer	and Public Relations
+ 1 847 793 6735	+ 1 847 793 5514
dfox@zebra.com	rkristopher@zebra.com

Zebra Technologies Announces Financial Results for the 2013 First Quarter

Temporary slowdown in North America prompts reduction in channel inventories;

Sales rebound expected for second quarter

Lincolnshire, IL, May 2, 2013—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2013 first quarter diluted earnings of $0.46 per share, which includes exit, restructuring and acquisition costs that reduced earnings by $0.04 per share. Earnings for the first quarter of 2012 totaled $0.58 per share. Net sales for the quarter ended March 30, 2013, decreased 2.8% to $236,937,000 from $243,875,000 for the first quarter of 2012.

Summary Financial Performance (Unaudited)
	1Q13	1Q12	Change
Net sales (in 000s)	$236,937	$243,875	(2.8)%
Gross margin (%)	47.7	49.2	(1.5	) pts.
Operating margin (%)	11.9	17.3	(5.4	) pts.
Net income (in 000s)	$23,542	$30,164	(22.0)%
Diluted earnings per share:	$0.46	$0.58	(20.7)%

“Entering the first quarter, we expected growth in North America for the full quarter to offset the anticipated decline in Europe. However, a slowdown in our North American business during the first half of the period caused some of our distribution channel partners to meaningfully reduce inventories,” stated Anders Gustafsson, Zebra’s chief executive officer. “During the quarter, our international operations performed largely as expected. Business activity in all regions has now increased, and the pipeline of opportunities has improved. We also made progress on developing new, incremental revenue streams with solutions such as mobile point-of-sale, location solutions and RFID that are emerging with important technology trends. We remain confident in Zebra’s continued ability to invest in those areas that deliver the highest risk-adjusted returns and increasing shareholder value.”

Mr. Gustafsson added, “Looking ahead, our focus remains on driving growth, but we are cognizant of the ongoing business climate worldwide. As a result, we will remain responsive to these challenges by optimizing our cost structure and allocation of resources, while maintaining investments in important, high-return business development opportunities.”

As of March 30, 2013, Zebra had $417,564,000 in cash and investments, and no long-term debt. Net inventories were $116,417,000, and net accounts receivable were $169,255,000.

Discussion and Analysis – First quarter

•

Net sales for the first quarter were affected by the ongoing challenged conditions in Europe and Asia, along with a slowdown in business during the first few weeks of the quarter in North America. Sales increases of 3.8% in Latin America and 0.9% in North America were offset by sales declines of 0.7% in Asia Pacific and 9.8% in the Europe, Middle East and Africa (EMEA) region. On a constant-currency basis, sales in EMEA declined 2.8%. Sales of supplies – thermal ribbons, labels, wristbands and receipts – increased by 14.3%.

•	Gross profit margin of 47.7%, versus 49.2% in 2012, reflects lower sales across Europe, Middle East and Africa (EMEA), and Asia Pacific regions in addition to unfavorable movements in product mix.

•

Operating expense growth of 9.0%, including $1,895,000 in exit and restructuring costs and $482,000 in acquisition costs. Higher selling and marketing, research and development, and general and administrative expenses generally relate to increased employee-related expenses. Amortization also increased over 2012 levels.

Stock Purchase Update

During the first quarter of 2013, Zebra returned $3.9 million to shareholders through the repurchase of 87,254 shares of Zebra Technologies Corporation Class A Common Stock at an average price of $44.56 per share. At March 30, 2013, the company had 1,935,082 shares remaining in its stock buyback authorization, and 51,017,867 shares of common stock were outstanding.

Second Quarter Outlook

Zebra announced its financial forecast for the second quarter of 2013. Net sales are expected within a range of $246,000,000 to $258,000,000. Diluted earnings per share are expected within a range of $0.58 to $0.67.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the first quarter of 2013. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the second quarter of 2013 stated in the paragraph above captioned “Second Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2012.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) offers technologies that give a virtual voice to an organization’s assets, people and transactions, enabling organizations to unlock greater business value. The company’s extensive portfolio of marking and printing technologies, including RFID and real-time location solutions, illuminates mission-critical information to help customers take smarter business actions. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$49,592	$64,740
Investments and marketable securities	364,529	324,140
Accounts receivable, net	169,255	168,732
Inventories, net	116,417	123,357
Deferred income taxes	12,962	13,484
Prepaid expenses and other current assets	17,379	16,410

Total current assets	730,134	710,863

Property and equipment at cost, less accumulated depreciation and amortization	101,054	101,349
Long-term deferred income taxes	2,134	2,602
Goodwill	94,942	94,942
Other intangibles, net	37,288	39,151
Long-term investments and marketable securities	3,443	5,195
Other assets	14,602	13,646

Total assets	$983,597	$967,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,141	$23,045
Accrued liabilities	43,932	57,234
Deferred revenue	13,445	13,326
Income taxes payable	2,374	1,609

Total current liabilities	79,892	95,214
Deferred rent	1,245	1,303
Other long-term liabilities	16,096	14,229

Total liabilities	97,233	110,746

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	140,736	139,523
Treasury stock	(638,596)	(641,438)
Retained earnings	1,392,062	1,368,520
Accumulated other comprehensive loss	(8,560)	(10,325)

Total stockholders’ equity	886,364	857,002

Total liabilities and stockholders’ equity	$983,597	$967,748

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Net sales:
Net sales of tangible products	$225,121	$232,476
Revenue from services and software	11,816	11,399

Total net sales	236,937	243,875

Cost of sales
Cost of sales of tangible products	117,111	119,033
Cost of services and software	6,761	4,959

Total cost of sales	123,872	123,992

Gross profit	113,065	119,883

Operating expenses:
Selling and marketing	33,515	32,114
Research and development	21,858	20,416
General and administrative	25,276	24,320
Amortization of intangible assets	1,863	770
Acquisition costs	482	254
Exit and restructuring costs	1,895	—

Total operating expenses	84,889	77,874

Operating income	28,176	42,009

Other income (expense):
Investment income	677	592
Foreign exchange loss	(98)	(342)
Other, net	9	(364)

Total other income (expense)	588	(114)

Income before income taxes	28,764	41,895
Income taxes	5,222	11,731

Net income	$23,542	$30,164

Basic earnings per share	$0.46	$0.58
Diluted earnings per share	$0.46	$0.58
Basic weighted average shares outstanding	50,980	51,998
Diluted weighted average and equivalent shares outstanding	51,366	52,301

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Net income	$23,542	$30,164
Other comprehensive income (loss):
Unrealized gains (loss) on hedging transactions, net of income taxes	1,743	(4,646)
Unrealized holding gains (loss) on investments, net of income taxes	(72)	570
Foreign currency translation adjustment	94	83

Comprehensive income	$25,307	$26,171

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Cash flows from operating activities:
Net income	$23,542	$30,164
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,372	5,959
Share-based compensation	2,146	3,800
Excess tax benefit from share-based compensation	(358)	(66)
Loss on sale of property and equipment	136	83
Deferred income taxes	990	(391)
Changes in assets and liabilities:
Accounts receivable, net	(516)	(1,862)
Inventories, net	6,943	7,169
Other assets	(137)	9,395
Accounts payable	(7,119)	(3,378)
Accrued liabilities	(12,787)	(16,881)
Deferred revenue	1,618	1,151
Income taxes	649	6,135
Other operating activities	1,685	(4,725)

Net cash provided by operating activities	24,164	36,553

Cash flows from investing activities:
Purchases of property and equipment	(1,952)	(7,654)
Proceeds from the sale of business	—	13,790
Acquisition of intangible assets	(500)	—
Acquisition of long-term equity investment	(604)	—
Purchases of investments and marketable securities	(106,947)	(132,390)
Maturities of investments and marketable securities	3,144	81,189
Proceeds from sales of investments and marketable securities	65,094	21,748

Net cash used in investing activities	(41,765)	(23,317)

Cash flows from financing activities:
Purchase of treasury stock	(3,888)	(9,775)
Proceeds from exercise of stock options and stock purchase plan purchases	5,913	1,998
Excess tax benefit from share-based compensation	358	66

Net cash provided by (used in) financing activities	2,383	(7,711)

Effect of exchange rate changes on cash	70	—

Net increase (decrease) in cash and cash equivalents	(15,148)	5,525
Cash and cash equivalents at beginning of period	64,740	36,418

Cash and cash equivalents at end of period	$49,592	$41,943

Supplemental disclosures of cash flow information:
Income taxes paid, net	$2,271	$7,956

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
	March 30,	March 31,	Percent	Percent of	Percent of
Product Category	2013	2012	Change	Net Sales – 2013	Net Sales – 2012
Hardware	$166,692	$181,196	(8.0)	70.3	74.3
Supplies	57,123	49,962	14.3	24.1	20.5
Service and software	11,816	11,399	3.7	5.0	4.7

Subtotal products	235,631	242,557	(2.9)	99.4	99.5
Shipping and handling	1,306	1,318	(0.9)	0.6	0.5

Total net sales	$236,937	$243,875	(2.8)	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
	March 30,	March 31,	Percent	Percent of	Percent of
Geographic Region	2013	2012	Change	Net Sales – 2013	Net Sales – 2012
Europe, Middle East and Africa	$77,673	$86,121	(9.8)	32.8	35.3
Latin America	23,131	22,287	3.8	9.8	9.1
Asia-Pacific	32,909	33,148	(0.7)	13.9	13.6

Total International	133,713	141,556	(5.5)	56.5	58.0
North America	103,224	102,319	0.9	43.5	42.0

Total net sales	$236,937	$243,875	(2.8)	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	March 30,	March 31,	Percent
	2013	2012	Change
Total printers shipped	299,633	297,669	0.7
Average selling price of printers shipped	$469	$503	(6.7)